Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200359, 333-203415, 333-208956, 333-208988) and Form S-8 (No. 333-202569) of Bluerock Residential Growth REIT, Inc. of our report dated March 31, 2017, relating to the financial statements of BR T&C BLVD JV Member, LLC as of and for the year ended December 31, 2016; our report dated March 31, 2017, relating to the financial statements of BR Southside Member, LLC as of and for the year ended December 31, 2016; our report dated March 31, 2017, relating to the consolidated financial statements of BR Cheshire Member, LLC as of and for the year ended December 31, 2016; our report dated March 31, 2017, relating to the consolidated financial statements of BR Lake Boone JV Member, LLC as of and for the year ended December 31, 2016; and our report dated March 31, 2017, relating to the consolidated financial statements of BR Whetstone JV Member, LLC as of and for the year ended December 31, 2016, which appear in this Form 10-K/A.

/s/ BDO USA, LLP

New York, New York

March 31, 2017